UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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HITTITE MICROWAVE CORPORATION
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HITTITE MICROWAVE CORPORATION
20 Alpha Road
Chelmsford, Massachusetts  01824

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

We invite you to attend our 2006 Annual Meeting of Stockholders, which is being held as follows:

Date:	Wednesday, May 17, 2006
Time:	10:00 a.m., local time
Location:	Foley Hoag LLP
Thirteenth Floor
Seaport World Trade Center West
155 Seaport Boulevard
Boston, Massachusetts 02210

At the meeting, we will ask our stockholders to:

•       elect six directors, each for a one-year term;

•       ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006; and

•       consider any other business properly presented at the meeting.

You may vote on these matters in person or by proxy. Whether or not you plan to attend the meeting, we ask that you promptly complete and return the enclosed proxy card in the enclosed addressed, postage-paid envelope, so that your shares will be represented and voted at the meeting in accordance with your wishes. If you attend the meeting, you may withdraw your proxy and vote your shares in person. Only stockholders of record at the close of business on April 13, 2006 may vote at the meeting.

By order of the Board of Directors,

Robert W. Sweet, Jr.
Secretary
April 24, 2006

PROXY STATEMENT
FOR THE
HITTITE MICROWAVE CORPORATION
2006 ANNUAL MEETING OF STOCKHOLDERS

i

OTHER MATTERS
Other Business	19
Stockholder Proposals for 2007 Annual Meeting	19
APPENDICES
Appendix A—Audit Committee Charter
Appendix B—Compensation Committee Charter
Appendix C—Nominating Committee Charter

ii

INFORMATION ABOUT THE MEETING

The Meeting

The 2006 Annual Meeting of Stockholders of Hittite Microwave Corporation will be held at 10:00 a.m., local time, on Wednesday, May 17, 2006 at the offices of Foley Hoag LLP, Thirteenth Floor, Seaport World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210. At the meeting, stockholders of record on the record date for the meeting who are present or represented by proxy will have the opportunity to vote on the following matters:

•       the election of six directors, each for a one-year term;

•       the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006; and

•       any other business properly presented at the meeting.

This Proxy Solicitation

We have sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the meeting (including any adjournment or postponement of the meeting).

•       This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

•       The proxy card is the means by which you actually authorize another person to vote your shares at the meeting in accordance with your instructions.

We will pay the cost of soliciting proxies. Our directors, officers and employees may solicit proxies in person, by telephone or by other means. We will reimburse brokers and other nominee holders of shares for expenses they incur in forwarding proxy materials to the beneficial owners of those shares. We do not plan to retain the services of a proxy solicitation firm to assist us in this solicitation.

We are mailing this proxy statement and the enclosed proxy card to stockholders for the first time on or about April 25, 2006. In this mailing, we are including a copy of our 2005 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2005 (excluding exhibits), as filed with the Securities and Exchange Commission.

Who May Vote

Holders of record of our common stock at the close of business on April 24, 2006 are entitled to one vote per share of common stock on each proposal properly brought before the annual meeting.

A list of stockholders entitled to vote will be available at the annual meeting. In addition, you may contact our Chief Financial Officer, William W. Boecke, at our offices located at 20 Alpha Road, Chelmsford, Massachusetts 01824, to make arrangements to review a copy of the stockholder list at those offices, between the hours of 9:00 a.m. and 5:30 p.m., local time, on any business day up to the time of the annual meeting.

How to Vote

You are entitled to one vote at the meeting for each share of common stock registered in your name at the close of business on April 13, 2006, the record date for the meeting. You may vote your shares at the meeting in person or by proxy.

•       To vote in person, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

•       To vote by proxy, you must complete and return the enclosed proxy card. Your proxy card will be valid only if you sign, date and return it before the meeting. By completing and returning the proxy card, you will direct the persons named on the proxy card to vote your shares at the meeting in the manner you specify. If you complete all of the proxy card except the voting instructions, then the designated persons will vote your shares FOR the election of the nominated directors and FOR the ratification of our independent registered public accounting firm. If any other business properly comes before the meeting, then the designated persons will have the discretion to vote in any manner.

If you vote by proxy, you may revoke your proxy at any time before it is exercised by taking one of the following actions:

•       sending written notice to our Secretary at our address set forth on the notice of meeting appearing on the cover of this proxy statement;

•       voting again by proxy on a later date; or

•       attending the meeting, notifying our Secretary that you are present, and then voting in person.

Shares Held by Brokers or Nominees

If a broker or nominee holds shares of our common stock for you in its name as record holder, then this proxy statement may have been forwarded to you with a voting instruction card, which allows you to instruct the broker or nominee how to vote your shares on the proposals described herein. To vote by proxy, you should follow the directions provided with the voting instruction card. If your shares are held by a broker and you do not provide timely voting instructions, the broker may have discretionary authority to vote your shares on matters which are considered routine. For non-routine matters, if you do not provide instructions, the broker will not vote your shares, which results in a “broker non-vote.”  To vote your shares in person, you must obtain a properly executed legal proxy from the record holder of the shares which identifies you as a Hittite stockholder and authorizes you to act on behalf of the record holder with respect to a specified number of shares.

Quorum Required to Transact Business

At the close of business on April 13, 2006, 29,711,377 shares of common stock were outstanding. Our by-laws require that a majority of our common stock be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business at the meeting. We will count abstentions and broker non-votes in determining whether a quorum exists.

Multiple Stockholders Sharing the Same Address

If you and other residents at your mailing address own shares of common stock through a broker or other nominee, you may have elected to receive only one copy of this proxy statement and our 2005 Annual Report. If you and other residents at your mailing address own shares of common stock in your own names, you may have received only one copy of this proxy statement and our 2005 Annual Report unless you provided our transfer agent with contrary instructions.

This practice, known as “householding,” is designed to reduce our printing and postage costs. You may promptly obtain an additional copy of this proxy statement, enclosed proxy card and our 2005 Annual Report by sending a written request to Hittite Microwave Corporation, attention William W. Boecke, Chief Financial Officer, 20 Alpha Road, Chelmsford, Massachusetts 01824, or by calling Mr. Boecke at (978) 250-3343. If you hold your shares through a broker or other nominee and wish to discontinue householding or to change your householding election, you may do so by calling 1-800-542-1061 or writing to ADP, 51 Mercedes Way, Edgewood, NY 11717. If you hold shares in your own name and wish to discontinue householding or change your householding election, you may do so by calling 1-800-937-5449 or writing to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038.

PROPOSAL 1:   ELECTION OF DIRECTORS

The first proposal on the agenda for the meeting is the election of six persons to serve as directors, each for a one-year term that will begin at the meeting and end at our 2007 annual meeting of stockholders.

Nominees for Election

The following table sets forth certain information as of April 13, 2006 regarding our incumbent directors, each of whom has been nominated for re-election.

Name	Age	Position
Yalcin Ayasli, Sc.D.	60	Founder, Director and Chairman Emeritus
Stephen G. Daly	40	Chairman of the Board, President and Chief Executive Officer
Bruce R. Evans	47	Director
Rick D. Hess	52	Director
Cosmo S. Trapani	67	Director
Franklin Weigold	67	Director

Yalcin Ayasli, Sc.D. founded Hittite Microwave Corporation in 1985 and has served as a member of our board of directors since inception. Until December 2004, Dr. Ayasli also served as our Chief Executive Officer and until December 2005, Dr. Ayasli served as our Chairman. Dr. Ayasli has been involved in theoretical and experimental studies of microwave monolithic integrated circuits techniques involving GaAs field-effect transistors and related devices since 1979. Dr. Ayasli is the author of a number of technical papers and holds several patents related to FETs and their monolithic applications. He was the General Chairman of the 1987 IEEE Microwave and Millimeter-Wave Monolithic Circuits Symposium. He is also a co-recipient of 1986 IEEE Microwave Prize for his work on wide-band monolithic traveling-wave amplifiers. He was elected a Fellow of IEEE in 1994. Dr. Ayasli received a B.S. in Electrical Engineering from Middle East Technical University, Ankara, Turkey. He received an M.S. in Electrical Engineering and an Sc.D. from the Massachusetts Institute of Technology.

Stephen G. Daly has served as our President since January 2004, and as our Chief Executive Officer since December 2004. He has served as a member of our board of directors since January 2004, and as our Chairman since December 2005. Since joining Hittite in 1996, Mr. Daly has held various positions, including Applications Engineer, Principal Sales Engineer, Director of Sales and Director of Marketing. From 1992 to 1996, Mr. Daly held sales management positions at Alpha Industries and M/A-COM, which are RF and microwave semiconductor companies. From 1988 to 1992, Mr. Daly held various microwave design engineering positions at Raytheon’s Missile Systems Division and Special Microwave Device Operations Division. Mr. Daly received a B.S. in Electrical Engineering from Northeastern University.

Bruce R. Evans has served as a member of our board of directors since 2001. Mr. Evans is a Managing Partner at Summit Partners, a private equity and venture capital firm, which he joined in 1986. Previously, he worked for IBM Corporation. Mr. Evans serves on the board of directors of optionsXpress Holdings, Inc., an online options and stock brokerage firm, Unica Corporation, a provider of enterprise marketing management software, and several privately-held companies. In addition, he is a member of Vanderbilt University’s Investment Committee. Mr. Evans received a B.E. in mechanical engineering and economics from Vanderbilt University and an M.B.A. from Harvard Business School.

Rick D. Hess has served as a member of our board of directors since 2005. Mr. Hess has served as President and Chief Executive Officer of Integrated Fuel Cell Technologies, Inc., a developer of fuel cell systems, since 2004. From 1999 to 2004, Mr. Hess served as President of M/A-COM. Mr. Hess received a B.S. in Electrical Engineering from Purdue University and an M.S. in Electrical Engineering from Johns Hopkins University.

Cosmo S. Trapani has served as a member of our board of directors since 2000. From 2000 to 2002, Mr. Trapani served as Vice President and Chief Financial Officer of PRI Automation, Inc. From 1999 to 2000, Mr. Trapani was Senior Vice President and Chief Financial Officer at Circor International, Inc., a manufacturer of fluid control systems. From 1990 to 1998, Mr. Trapani was Executive Vice President and Chief Financial Officer of Unitrode Corporation, a manufacturer of analog and mixed-signal integrated circuits. Prior to Unitrode Mr. Trapani was Vice President Finance for Instron Corporation, a testing products company, and Corporate Controller and General Manager of Computervision CAD/CAM Division, an integrated computer systems company. Mr. Trapani is a member of the board of directors and Chairman of the audit committee of Ibis Technology, a manufacturer of equipment for the semiconductor industry. He is also a member of the board of directors of LNX Corporation, a privately held provider of microwave and millimeter-wave products. Mr. Trapani is a Certified Public Accountant and has been a member of various societies including AICPA, Massachusetts Society of CPAs, Board of Directors of Massachusetts Society of CPAs, and Chapter President of IMA. Mr. Trapani received a B.S. from Boston College and was a Commanding Officer in the U.S. Army.

Franklin Weigold has served as a member of our board of directors since 2003. From 1999 to 2003, Mr. Weigold served as Vice President and General Manager of The Micromachined Products Division of Analog Devices, Inc., and from 1992 to 1999 was Vice President and General Manager of its Transportation and Industrial Products Division. Prior to joining Analog Devices, Mr. Weigold served as President and Chief Operating Officer of Unitrode Corporation. Previously, he was President of Silicon General Inc. Mr. Weigold received a B.S. in Electrical Engineering from Michigan Technological University and an M.B.A. from the University of Pittsburgh.

If for any reason any of the nominees becomes unavailable for election, the persons designated in the proxy card may vote the shares represented by proxy for the election of a substitute nominated by the Board of Directors. Each nominee has consented to serve as a director if elected, and we currently have no reason to believe that any of them will be unable to serve.

The six persons receiving the greatest number of votes cast will be elected as directors. We will not count votes withheld or broker non-votes when we tabulate votes cast for the election of a director.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MESSRS. AYASLI, DALY, EVANS, HESS, TRAPANI AND WEIGOLD AS  DIRECTORS.

PROPOSAL 2:   RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP currently serves as our independent registered public accounting firm and audited our consolidated financial statements for the year ended December 31, 2005. Our audit committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2006, and to conduct audits of our consolidated financial statements, of management’s assessment of internal control over financial reporting, and of our internal control over financial reporting, for the year ending December 31, 2006.

Our audit committee is responsible for selecting and appointing our independent registered public accounting firm, and this appointment is not required to be ratified by our shareholders. However, our audit committee has recommended that the board of directors submit this matter to the shareholders as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the audit committee will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm or another without re-submitting the matter to our shareholders. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Hittite and our shareholders.

In order to pass, this proposal must receive a majority of the votes cast with respect to this matter. We will count abstentions but not broker non-votes when we tabulate votes cast, and, as a result, an abstention with respect to this proposal will have the same effect as a vote against the proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.

OUR BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors

The members of our board of directors are elected annually at our annual meeting of stockholders. A majority of our directors are independent within the meaning of the Nasdaq Marketplace Rules. Specifically, our board of directors has determined that each of Messrs. Evans, Hess, Trapani and Weigold is an independent director.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating committee, which are the only standing committees of the board of directors.

Audit committee.   The current members of our audit committee are Mr. Trapani, who serves as Chairman, Mr. Evans and Mr. Weigold. Our board of directors has determined that each member of the audit committee is an independent director, and that Mr. Trapani qualifies as an “audit committee financial expert,” as defined by applicable rules of the SEC and the Nasdaq Stock Market. The audit committee assists our board of directors in its oversight of:

•       the integrity of our financial statements;

•       our compliance with legal and regulatory requirements;

•       the qualifications and independence of our independent registered public accounting firm; and

•       the performance of our independent registered public accounting firm.

The audit committee has direct responsibility for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The audit committee establishes and implements policies and procedures for the pre-approval of all audit services and all permissible non-audit services provided by our independent registered public accounting firm. The charter of our audit committee, as approved by our board of directors, is attached as Appendix A to this proxy statement.

Compensation committee.   The current members of our compensation committee are Mr. Weigold, who serves as Chairman, and Mr. Hess, each of whom is an independent director. The compensation committee:

•       recommends to the board of directors the compensation and benefits of our executive officers;

•       reviews and makes recommendations to the board of directors regarding benefit plans and programs for employee compensation; and

•       administers our equity compensation plans.

The charter of our compensation committee, as approved by our board of directors, is attached as Appendix B to this proxy statement.

Nominating committee.   The current members of our nominating committee are Mr. Hess, who serves as Chairman, and Mr. Weigold, each of whom is an independent director. The nominating committee:

•       identifies individuals qualified to become board members; and

•       recommends nominations of persons to be elected to the board.

The charter of our nominating committee, as approved by our board of directors, is attached as Appendix C to this proxy statement.

Compensation Committee Interlocks and Insider Participation

No member of our board of directors or our compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Director Compensation

Our non-employee directors receive a fee of $500 for each meeting of the board of directors that they attend and are reimbursed, upon request, for travel and other out-of-pocket expenses incurred in connection with their attendance at meetings of the board and of committees on which they serve. Mr. Trapani, the Chairman of our audit committee, receives additional cash compensation in the amount of $10,000 per year for his services in that capacity. Upon joining our board of directors, each of Messrs. Trapani and Weigold was granted a stock option to purchase 46,850 shares of our common stock, at an exercise price equal to $5.34 per share, and in 2005 Mr. Hess was granted a stock option to purchase 25,000 shares of our common stock at an exercise price equal to $17.00 per share. These options vest in annual installments of 20% over five years from the date of grant and expire 10 years from the date of grant.

Under our 2005 Stock Incentive Plan:

•       each non-employee director who is first elected to office after the date of our initial public offering in 2005 will automatically receive a restricted stock award of shares of our common stock having an aggregate fair market value on the date of grant equal to $20,000;

•       each non-employee director continuing in office after any annual meeting of our stockholders will automatically receive, immediately following that meeting, a restricted stock award of shares of our common stock having an aggregate fair market value on the date of grant equal to $20,000; and

•       each non-employee director continuing in office after any annual meeting of our stockholders who serves as chair of a committee of the board will automatically receive, immediately following that meeting, an additional restricted stock award of shares of our common stock having an aggregate fair market value on the date of grant equal to $5,000.

Each such restricted stock award granted to a non-employee director will vest over a five-year period, with one-third of the shares vesting on the third anniversary of the date of grant and the balance of the shares vesting on the fifth anniversary of the date of grant. The sale or (with certain exceptions for estate planning purposes) other disposition of the shares subject to each award is prohibited prior to the fifth anniversary of the date of grant.

Meetings of the Board of Directors

Our board of directors met in person or by telephone four times and acted by unanimous written consent three times during the year ended December 31, 2005. All of our directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and meetings held by all committees of the board on which they served in 2005.

Policy Regarding Board Attendance

Our directors are expected to attend meetings of the board of directors and meetings of committees on which they serve. Our directors are expected to spend the time needed at each meeting and to meet as frequently as necessary to properly discharge their responsibilities. We encourage members of our board of directors to attend annual meetings of stockholders, but we do not have a formal policy requiring them to do so.

Director Candidates and Selection Process

Our nominating committee, in consultation with our Chairman of the Board and Chief Executive Officer, is responsible for identifying and reviewing candidates to fill open positions on the board, including positions arising as a result of the removal, resignation or retirement of any director, an increase in the size of the board or otherwise, and recommending to our full board candidates for nomination for election to the board. In recommending new directors, the committee will consider any requirements of applicable law or listing standards, a candidate’s strength of character, judgment, business experience and specific area of expertise, factors relating to the composition of the board (including its size and structure), principles of diversity, and such other factors as the committee deems to be appropriate.

The committee is responsible for reviewing from time to time the appropriate skills and characteristics required of board members in the context of the current make-up of the board, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, sales, financial reporting and other areas that contribute to an effective board.

Stockholders may recommend individuals to the nominating committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to our nominating committee, c/o Secretary, Hittite Microwave Corporation, 20 Alpha Road, Chelmsford, Massachusetts 01824. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting. Any recommendation of a potential director nominee should also include a statement signed by the proposed nominee expressing a willingness to serve on our board if elected. As part of this responsibility, the committee will be responsible for conducting, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the board and such candidate’s compliance with the independence and other qualification requirements established by the committee or imposed by applicable law or listing standards.

Communications with our Board of Directors

Stockholders wishing to communicate with our board should send correspondence to the attention of the Chairman of the Board, c/o Hittite Microwave Corporation, 20 Alpha Road, Chelmsford, Massachusetts 01824, and should include with the correspondence evidence that the sender of the communication is one of our stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. The Chairman will review all correspondence confirmed to be from stockholders and decide whether or not to forward the correspondence or a summary of the correspondence to the full board or a committee of the board. The Chairman will review all stockholder correspondence, but the decision to relay that correspondence to the full board or a committee will rest entirely within his discretion. Our board believes that this process will suffice to handle the relatively low volume of communications we have historically received from our stockholders. If the volume of communications increases such that this process becomes burdensome to the Chairman, our board may elect to adopt more elaborate screening procedures.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to all of our directors and employees, including our Chief Executive Officer, Chief Financial Officer and other executive officers. Our code of ethics includes provisions covering conflicts of interest, business gifts and entertainment, outside activities, compliance with laws and regulations, insider trading practices, antitrust laws, payments to government personnel, bribes or kickbacks, corporate record keeping, accounting records, the reporting of illegal or unethical behavior and the reporting of accounting concerns. Any waiver of any provision of the code of ethics granted to an executive officer or director may only be made by the Board of Directors. The code of ethics is posted under “Investor Relations—Corporate Governance—HMC Code of Business Conduct and Ethics” on our website at www.hittite.com.

Executive Officers

The following table sets forth certain information regarding our executive officers as of April 13, 2006.

Name	Age	Position
Stephen G. Daly	40	Chairman of the Board, President and Chief Executive Officer
William W. Boecke	54	Vice President, Chief Financial Officer and Treasurer
Michael J. Koechlin	46	Executive Vice President of Engineering
Norman G. Hildreth, Jr.	43	Vice President of Sales and Marketing
Brian J. Jablonski	46	Vice President of Operations

Stephen G. Daly has served as our President since January 2004, as our Chief Executive Officer since December 2004 and as our Chairman since December 2005. Since joining Hittite in 1996, Mr. Daly has held various positions, including Applications Engineer, Principal Sales Engineer, Director of Sales and Director of Marketing. From 1992 to 1996, Mr. Daly held sales management positions at Alpha Industries and M/A-COM, which are RF and microwave semiconductor companies. From 1988 to 1992, Mr. Daly held various microwave design engineering positions at Raytheon’s Missile Systems Division and Special Microwave Device Operations Division. Mr. Daly received a B.S. in Electrical Engineering from Northeastern University.

William W. Boecke has served as our Vice President, Chief Financial Officer and Treasurer since March 2001. From 1997 to 2001, Mr. Boecke served as Vice President, Corporate Controller of PRI Automation, Inc., a supplier of semiconductor manufacturing automation systems. From 1991 to 1997, Mr. Boecke served as Director of Finance of LTX Corporation, a developer of automated semiconductor test equipment. Mr. Boecke received a B.S. from St. John’s University and an M.B.A. from Boston College, and is a Certified Public Accountant.

Michael J. Koechlin has served as our Executive Vice President of Engineering since January 2004. From December 1999 to December 2003, Mr. Koechlin served as our Signal Generation and Synthesizer Business Development Manager. From 1997 until joining Hittite in 1999, Mr. Koechlin served as Engineering Manager of the Missile Seeker Subsystem Group at Lockheed Martin Corporation, an advanced technology company. Mr. Koechlin received a B.S. in Electrical Engineering from Monmouth College and an M.S. in Electrical Engineering from Northeastern University.

Norman G. Hildreth, Jr. has served as our Vice President, Sales and Marketing since January 2004. From February 2002 to January 2004, he served as our Director of Product Development. He was employed by Sirenza Microdevices, a designer and supplier of RF components, from August 2000 to February 2002 as Vice President, Wireless Products and Director of Fixed Wireless Products. From February 1992 to August 2000, Mr. Hildreth held various positions at Hittite including Director of Marketing, Director of Sales, Engineering Sales Manager and Senior Engineer. Mr. Hildreth received a B.S. in Electrical Engineering from the University of Massachusetts at Dartmouth.

Brian J. Jablonski has served as our Vice President, Operations since December 2005. From May 2004 to December 2005, Mr. Jablonski served as our Director of Operations. From 2003 until joining Hittite in 2004, Mr. Jablonski served as a Capital Planning Manager at Allegro Microsystems, a supplier of advanced mixed signal power IC semiconductors. From 2000 to 2003, he served in various materials and operations management roles at M/A-Com, and as Director of Operations at Trebia Networks, a developer of storage networking applications. From 1986 to 2000, he served in a number of positions, including Director of Materials, for Unitrode Integrated Circuits, a manufacturer of analog and mixed signal integrated circuits. Mr. Jablonski received a B.S. in Industrial Management from Northeastern University and an MBA from New Hampshire College.

Compensation of Executive Officers

The following table summarizes the compensation earned during the years ended December 31, 2005 and 2004 by our Chief Executive Officer and by our other executive officers who were in office on December 31, 2005, whom we refer to in this proxy statement as our “named executive officers.”

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
				Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options/	All Other Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	($)(1)	($)(2)	SARS (#)(3)	($)(4)
Stephen G. Daly	2005	220,000	20,000	5,910	10,999	250,000	14,000
President and Chief	2004	190,000	—	7,704	—	—	20,000
Executive Officer(5)
William W. Boecke	2005	190,833	15,000	9,582	9,588	75,000	14,000
Chief Financial Officer	2004	184,167	—	8,373	—	—	13,000
Michael J. Koechlin	2005	186,500	10,000	6,675	9,316	100,000	14,000
Executive Vice President	2004	180,000	10,000	6,736	—	—	13,000
of Engineering
Norman G. Hildreth, Jr.	2005	180,000	10,000	10,154	8,993	75,000	7,350
Vice President of Sales	2004	170,000	—	9,573	—	—	—
and Marketing

(1)          In each case amount refers to amounts paid by us in connection with the lease, insurance, operation and maintenance of automobiles owned by us and used by the named executive officer.

(2)          Restricted stock awards were granted in 2005, contingent upon the consummation of our initial public offering. The value of these restricted stock awards is calculated by multiplying the number of shares awarded by $17.00 per share, the initial public offering price. Each restricted stock award vests over a five-year period, with one-third of the shares vesting on the third anniversary of the date of grant and the balance of the shares vesting on the fifth anniversary of the date of grant. The sale or (with certain exceptions for estate-planning purposes) other disposition of the shares subject to each restricted stock award is prohibited prior to the fifth anniversary of the date of grant.

(3)          Mr. Daly’s option to purchase 250,000 shares vests over a five-year period in five equal annual installments of 50,000 shares beginning on January 1, 2006. All other options vest over a five-year period, with one-third of the shares vesting on the third anniversary of the date of grant and the balance of the shares vesting on the fifth anniversary of the date of grant.

(4)          In each case includes contributions paid by us to our 401(k) Plan for the account of the named executive officer. In the case of Mr. Daly for 2004, includes forgiveness by us of $7,000 of indebtedness of Mr. Daly to us pursuant to a promissory note. No amount remains due under this promissory note.

(5)          Mr. Daly was appointed as our Chief Executive Officer in December 2004.

Option Grants in 2005

The following table sets forth information with respect to the grant of stock options in 2005 to each of our named executive officers.

	Individual Grants				Potential Realizable
	Number of Securities Underlying Options	% of Total Options Granted to Employees	Exercise Price	Expiration	Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Granted(#)(1)	in Year(2)	($/Share)	Date	5%($)	10%($)
Stephen G. Daly	250,000	18.2	17.00	July 22, 2015	2,672,800	6,773,400
William W. Boecke	75,000	5.5	17.00	July 22, 2015	801,840	2,032,020
Michael J. Koechlin	100,000	7.3	17.00	July 22, 2015	1,069,120	2,709,360
Norman G. Hildreth, Jr.	75,000	5.5	17.00	July 22, 2015	801,840	2,032,020

(1)          Does not include restricted stock awards disclosed in the Summary Compensation Table above. Mr. Daly’s option to purchase 250,000 shares vests over a five-year period in five equal annual installments of 50,000 shares beginning on January 1, 2006. All other options vest over a five-year period, with one-third of the shares vesting on the third anniversary of the date of grant and the balance of the shares vesting on the fifth anniversary of the date of grant.

(2)          The percentage of total options is based on an aggregate of 1,374,021 options that were granted during 2005 to our employees, including the named executive officers.

(3)          The amounts shown represent hypothetical values that could be achieved for the respective options if exercised at the end of their option terms. These gains are based on assumed rates of stock appreciation of five percent and ten percent, compounded annually from the date the respective options were granted to the date of their expiration. The gains shown are net of the option price, but do not include deductions for taxes or other expenses that may be associated with the exercise. Actual gains, if any, on stock option exercises will depend on future performance of the common stock, the optionholders’ continued employment through the option period, and the date on which the options are exercised.

Year-End Option Values

The following table sets forth information as to options exercised during 2005, and unexercised options held on December 31, 2005 by each of the named executive officers.

	Shares Acquired on	Value	Common Stock Underlying Unexercised Options at Year-End (#)		Value of Unexercised In-the-Money Options at Year-End($)(2)
Name	Exercise (#)	Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Stephen G. Daly	52,472	878,024	187,400	250,000	3,336,432	1,535,000
William W. Boecke	9,370	109,290	140,550	112,480	2,502,324	1,127,786
Michael J. Koechlin	93,700	1,377,900	—	156,220	—	1,614,930
Norman G. Hildreth, Jr.	—	—	112,440	149,960	2,001,859	1,795,073

(1)          The exercise of these options occurred prior to our initial public offering. The values in this column are based on $17.00 per share, the initial public offering price, less the respective option exercise prices.

(2)          The value of unexercised in-the-money options is based on a price of $23.14 per share, the closing price of our common stock on December 30, 2005, as reported by The Nasdaq Stock Market, less the respective option exercise prices.

Equity Compensation Plan Information

We have one equity compensation plan under which shares are currently authorized for issuance, our 2005 Stock Incentive Plan (the “2005 Plan”). Our Amended and Restated 1996 Stock Option Plan (the “1996 Plan”) expired by its terms on January 2, 2006, and no additional awards may be issued under the 1996 Plan. Each of our 1996 Plan and our 2005 Plan was approved by our stockholders prior to our initial public offering in 2005. The following table provides information regarding securities authorized for issuance as of December 31, 2005 under our equity compensation plans.

	Number of shares to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))(3)
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	3,625,813	$9.76	2,894,988
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	3,625,813	$9.76	2,894,988

(1)          Excludes 112,419 shares outstanding as of December 31, 2005 in the form of restricted stock awards issued under the 2005 Plan.

(2)          Excludes restricted stock awards pursuant to the 2005 Plan, which were issued without the payment of any consideration by the recipients. If these restricted stock awards were included, the weighted-average exercise price of all outstanding awards would have been $9.47.

(3)          Includes 134,928 shares available for issuance at December 31, 2005 under our 1996 Plan. The 1996 Plan expired on January 2, 2006, and as of that date no further awards could be issued under the 1996 Plan.

Compensation Committee Report

The following report by the members of the compensation committee of our board of directors summarizes our executive officer compensation policies for 2005.

Executive compensation objectives.

The objectives of our executive compensation program are to align compensation with our business objectives, individual performance and the interests of our shareholders; motivate and reward high levels of performance; recognize and reward the achievement of company-wide or departmental goals; and enable our firm to attract, retain and reward members of senior management who contribute to the long-term success of our company.

To achieve those objectives, the compensation committee seeks to make decisions concerning executive compensation that:

•       establish incentives that will link executive officer compensation to our company’s financial performance and that will motivate executives to attain our annual financial targets; and

•       provide a total compensation package that is competitive among comparable companies in the semiconductor industry.

Executive compensation programs.

Our compensation package for our executive officers consists of three principal components:

•       salary;

•       discretionary bonuses; and

•       equity-based compensation.

Our executive officers are also eligible to participate in other employee benefit plans, including health, life insurance and medical reimbursement plans and a 401(k) retirement plan, on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these plans. They are also entitled to the use of a company-leased automobile, a benefit that we also make available to other management-level employees.

Salaries.   In setting salaries for our executive officers for 2005, we considered the salaries we paid our executive officers in prior years. We considered information available to us regarding the salaries and overall compensation paid to persons having comparable responsibilities at other semiconductor companies with which we compete, as well as information concerning the responsibilities and compensation of other members of our senior management team. We evaluated the experience, talents and capabilities of our executive officers relative to their peers at competing firms, and attempted to establish salaries that our executive officers would find attractive. After considering all these factors, we increased the salaries of our executive officers, other than our chief executive officer, by 4% to 6% for 2005. These increases were consistent in amount with merit raises we awarded to our management employees generally.

Bonuses.   We determine each executive officer’s bonus, if any, based on our overall assessment of his contribution to our growth and profitability for the past year. Our determinations were discretionary and based in large measure on our own judgments; while some of the factors we consider are quantifiable, in our view many less quantifiable factors are equally important and deserve considerable weight. After considering all these factors, we awarded cash bonuses of $10,000 to $20,000 to our executive officers for 2005.

Equity-based compensation.   The compensation committee believes that equity-based awards under our 2005 Stock Incentive Plan are important as a means of aligning the interests of management with shareholders’ interest in the financial performance of our company, and also in recruiting and retaining qualified executives. Our compensation policy has historically included the grant of stock options. However, during a period of more than two years preceding our initial public offering we avoided making any grants of equity-based compensation. The last equity grant to any employee prior to our initial public offering occurred in 2003.

In July 2005, in connection with the completion of our initial public offering, we awarded to our employees nonqualified stock options and restricted stock awards covering an aggregate of approximately 1.3 million shares of our common stock, including the awards to each of our executive officers discussed above under “Compensation of Executive Officers—Option Grants in 2005.” These awards were intended, in part, to realign the equity interests of our management so as to make them a more significant component of our executives’ total compensation.

In determining the size of the stock options granted to these executive officers, we emphasized the seniority and responsibilities of the executives, their performance, and the number and exercise price of any stock options previously granted to them. The restricted stock awards received by our executive officers were consistent in amount with those received by our other employees, having a value, based on the fair market value of the shares subject to the award, equal to five percent of the executive’s 2005 salary.

These equity-based awards have value to the executives only to the extent that the executive remains employed by our company for the period required for the shares to vest and, in the case of stock options, only if the price of our common stock increases above the fair market value on the grant date. In order to provide a significant incentive to executive officers to remain with our firm and create long-term value for our shareholders, each of the stock awards granted to our executive officers in 2005 vests over a five-year period, with one-third of the shares vesting on the third anniversary of the date of grant and the balance of the shares vesting on the fifth anniversary of the date of grant. In the case of restricted stock awards, the sale or (with certain exceptions for estate-planning purposes) other disposition of the shares subject to each restricted stock award is prohibited prior to the fifth anniversary of the date of grant.

Chief executive officer compensation.

Consistent with our compensation policies for our other executive officers, our approach to the 2005 compensation of our chief executive officer, Stephen G. Daly, was to be competitive with comparable companies in the semiconductor industry. In addition, Mr. Daly’s compensation for 2005, in comparison to 2004, reflected his promotion in December 2004 to the additional office of chief executive officer. The salary for our chief executive officer is intended to provide him with a level of compensation commensurate with his responsibilities and duration of employment with our company and to be competitive with salaries for officers holding similar positions with comparable companies in the semiconductor industry. After considering all these factors, we increased Mr. Daly’s salary from $190,000 in 2004 to $220,000 in 2005. We also awarded Mr. Daly a cash bonus of $20,000 for 2005. In establishing this bonus amount, we gave primary consideration to his contribution to the increases in our revenues and net income in 2005, his performance in discharging his increased responsibilities as chief executive officer and his leadership role in our initial public offering.

Section 162(m) of the Internal Revenue Code.

The Securities and Exchange Commission requires that we comment in this report upon our policy with respect to Section 162(m) of the Internal Revenue Code, which limits our tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our four other most highly compensated executive officers at the end of any fiscal year unless the compensation qualifies as “performance-based compensation.” Historically, none of our executive officers has received annual compensation in an amount that would be subject to limitation under Section 162(m). The compensation committee’s policy with respect to Section 162(m) is to make a reasonable effort to cause compensation to be deductible by our company while simultaneously providing our executive officers with appropriate rewards for their performance.

Franklin Weigold, Chair
Rick D. Hess

INFORMATION ABOUT COMMON STOCK OWNERSHIP
AND PERFORMANCE

Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders

The following table provides information about the beneficial ownership of our common stock as of April 13, 2006, by:

•       each person or entity known by us to own beneficially more than five percent of our common stock;

•       each of the named executive officers;

•       each of our directors; and

•       all of our executive officers and directors as a group.

In accordance with SEC rules, beneficial ownership includes any shares for which a person or entity has sole or shared voting power or investment power and any shares for which the person or entity has the right to acquire beneficial ownership within 60 days after April 13, 2006 through the exercise of any option, warrant or otherwise. Except as noted below, we believe that the persons named in the table have sole voting and investment power with respect to the shares of common stock set forth opposite their names. Percentage of beneficial ownership is based on 29,711,377 shares of common stock outstanding as of April 13, 2006. All shares included in the “Right to Acquire” column represent shares subject to outstanding stock options or warrants that are exercisable within 60 days after April 13, 2006. The address of our executive officers and directors is in care of Hittite Microwave Corporation, 20 Alpha Road, Chelmsford, Massachusetts 01824.

	Shares Beneficially Owned
5% Stockholders, Directors and Executive Officers	Outstanding	Right to Acquire	Total	Percent
Dr. Yalcin Ayasli(1)	16,516,000	—	16,516,000	55.6
Ayasli Children LLC	4,828,949	—	4,828,949	16.3
Stephen G. Daly	10,087	237,400	247,487	*
Norman G. Hildreth, Jr.	45,977	149,920	195,897	*
William W. Boecke	14,304	178,030	192,334	*
Michael J. Koechlin	94,248	18,740	112,988	*
Brian J. Jablonski	352	—	352	*
Bruce R. Evans	3,252	—	3,252	*
Rick D. Hess	—	5,000	5,000	*
Cosmo S. Trapani	43,850	—	43,850	*
Franklin Weigold(2)	37,480	9,370	46,850	*
All current directors and executive officers as a group (10 persons)	16,765,550	598,460	17,364,010	58.4

*                    Less than one percent

(1)          Includes 4,828,949 shares owned of record by the Ayasli Children LLC, a Delaware limited liability company, of which the members are Dr. Ayasli’s children and of which Dr. Ayasli is the sole manager. Dr. Ayasli disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein, if any.

(2)          Represents shares held by The Weigold Grantor Retained Annuity Trust, of which Mr. Weigold is trustee. Mr. Weigold disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein, if any.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the Securities and Exchange Commission. These directors, executive officers and ten-percent shareholders are also required to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by us, and on written representations from certain reporting persons, we believe that during 2005 our directors, officers and ten-percent shareholders complied with all applicable Section 16(a) filing requirements.

Performance Graph

COMPARISON OF 5 MONTH CUMULATIVE TOTAL RETURN*

AMONG HITTITE MICROWAVE CORPORATION,
THE NASDAQ STOCK MARKET (U.S. & FOREIGN) INDEX
AND THE PHILADELPHIA SEMICONDUCTOR INDEX

*                     $100 invested on 7/22/05 in stock or on 6/30/05 in index—including reinvestment of dividends. Fiscal year ending December 31.

	Assumed	Cumulative Total Return
	Investment	7/05	8/05	9/05	10/05	11/05	12/05
Hittite Microwave Corporation	100.00	99.64	105.46	104.11	118.77	129.00	118.97
Nasdaq Stock Market (U.S. & Foreign)	100.00	103.46	104.01	114.08	113.26	118.14	121.15
Philadelphia Semiconductor Index	100.00	107.52	105.31	104.29	96.87	109.36	107.08

INFORMATION ABOUT OUR AUDIT COMMITTEE AND AUDITORS

Audit Committee Report

The primary role of our audit committee is to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to shareholders and others, the adequacy of the system of internal control over financial reporting and disclosure controls and procedures established by management and the board, and the audit process and the independent auditors’ qualifications, independence and performance.

Management is responsible for establishing and maintaining the company’s system of internal controls and for preparation of the company’s  financial statements. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing an opinion on the financial statements. The audit committee has met and held discussions with management and our independent auditors, and has also met separately with our independent auditors, without management present, to review the adequacy of our internal controls, financial reporting practices and audit process.

The audit committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2005 with management and the independent auditors. As part of this review, the audit committee discussed with PricewaterhouseCoopers the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The audit committee has received from PricewaterhouseCoopers a written statement describing all relationships between that firm and Hittite that might bear on the auditors’ independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”  The audit committee has discussed the written statement with the independent auditors, and has considered whether the independent auditors’ provision of any consultation and other non-audit services to Hittite is compatible with maintaining the auditors’ independence.

Based on the above-mentioned reviews and discussions with management and the independent auditors, the audit committee recommended to the board of directors that Hittite’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission.

Cosmo S. Trapani, Chair
Bruce R. Evans
Franklin Weigold

Our Auditors

PricewaterhouseCoopers LLP have been selected by the audit committee of the board of directors as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2006. PricewaterhouseCoopers also served as our auditors in 2005. We expect that representatives of PricewaterhouseCoopers will attend the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees for Professional Services

The following is a summary of the fees for professional services rendered by PricewaterhouseCoopers LLP for 2005 and 2004:

	Fees
Fee category	2005	2004
Audit fees	$548,503	$90,180
Audit-related fees	—	—
Tax fees	68,483	100,711
All other fees	1,500	—
Total Fees	$618,486	$190,891

Audit fees.   Audit fees represent fees for professional services performed by PricewaterhouseCoopers LLP for the audit of our annual financial statements and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements and related expenses. The fee of $548,503 disclosed above includes a $293,503 related to services in connection with our IPO in 2005; a portion of such services related to the audit of our 2004 financial statements.

Audit-related fees.   Audit-related fees represent fees for assurance and related services performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements, including consultation on accounting standards or accounting for specific transactions.

Tax fees.   Tax fees represent fees for professional services performed by PricewaterhouseCoopers LLP with respect to tax compliance, tax advice and tax planning and related expenses. These services include assistance with the preparation of federal, state, and foreign income tax returns.

All other fees.   All other fees represent fees for products and services provided by PricewaterhouseCoopers LLP, other than those disclosed above.

Pre-Approval Policies and Procedures

Our audit committee approves each engagement for audit or non-audit services before we engage PricewaterhouseCoopers LLP to provide those services. All audit and non-audit services require pre-approval by the audit committee.

Our audit committee’s pre-approval policies or procedures do not allow our management to engage PricewaterhouseCoopers LLP to provide any specified services without audit committee preapproval of the engagement for those services. All of the services provided by PricewaterhouseCoopers LLP during 2005 were pre-approved.

Whistleblower Procedures

Our audit committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our directors, officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. These procedures are set forth in our code of ethics. See “Our Board of Directors and Executive Officers—Code of Ethics.”

OTHER MATTERS

Other Business

Neither we nor our board of directors intends to propose any matters of business at the meeting other than those described in this proxy statement. Neither we nor our board know of any matters to be proposed by others at the meeting.

Stockholder Proposals for 2007 Annual Meeting

A stockholder who intends to present a proposal at the 2007 annual meeting of stockholders for inclusion in our 2007 proxy statement must submit the proposal by December 23, 2006. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and must comply with certain procedures established by the Securities and Exchange Commission, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to our Secretary at our address set forth on the notice of meeting appearing on the cover of this proxy statement.

In addition, in accordance with our by-laws, a stockholder wishing to bring a proposal before the 2007 annual meeting of stockholders must deliver notice of the proposal to us at our offices no later than April 14, 2007, even if the item is not to be included in our proxy statement.

Appendix A

HITTITE MICROWAVE CORPORATION

Charter for the Audit Committee of the Board of Directors

I. Statement of Purpose

The Audit Committee (the “Committee”) is a standing committee of the board of directors of Hittite Microwave Corporation (together with its subsidiaries, the “Company”). The purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Committee shall also perform such other duties as the board of directors shall delegate to it or as otherwise required by law or the Company’s charter or by-laws.

II. Organization

A.    Charter. By adoption of this charter, the board of directors has delegated to the Committee all authority necessary or advisable for the Committee to fulfill its obligations under this charter. At least annually, the Committee shall review and assess the adequacy of this charter and recommend to the board of directors any changes that would enable the Committee to fulfill its responsibilities more effectively.

B.     Members. The Committee shall consist of at least three members of the board of directors. The members of the Committee shall be appointed by, and serve at the discretion of, the board of directors. In selecting the members of the Committee, the board shall endeavor to ensure that each member of the Committee satisfies the applicable independence, financial literacy and other requirements of the Nasdaq Stock Market, Inc., the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable rules and regulations. The board shall endeavor to appoint at least one member of the Committee who shall qualify as an audit committee financial expert.

C.     Chairperson. The board of directors shall appoint a chairperson of the Committee, who shall serve at the discretion of the board. The chairperson shall establish the agenda for and preside at all meetings of the Committee and shall have such other powers and responsibilities as the board or the Committee shall designate.

D.    Meetings; Minutes. Each year, the Committee shall establish a schedule of meetings; additional meetings may be scheduled as required. Each meeting shall include an executive session without management present. The Committee shall periodically meet with Company’s independent auditor without management present. The Committee shall have the authority to require any officer, employee or agent of the Company or representatives of the Company’s outside counsel or independent auditor to attend any meeting or otherwise to meet with members of the Committee or its agents.

The Committee is authorized to adopt its own rules of procedure, including the formalities of calling, noticing and holding meetings and for the taking of action by vote at any such meeting or by unanimous written consent of the members of the Committee. Unless and until any such procedures are adopted by the Committee, the procedures with respect to calling, noticing and holding meetings of the Committee and conducting business of the Committee shall be the same as those provided in the by-laws of the Company with respect to calling, noticing and holding meetings of and taking action by the board of directors.

The Committee shall maintain written minutes of its meetings. The minutes shall be distributed periodically to the other members of the board of directors and shall be filed with the minutes of the meetings of the board of directors.

E.     Reports. The Committee shall make regular reports to the board of directors regarding the activities of the Committee. Such reports may be made either orally or in writing.

F.     Subcommittees. To the extent permitted by law, the Committee shall have the authority to delegate its authority to any subcommittee, which may consist of one or more members of the Committee.

Any member of the Committee shall have the authority to pre-approve the provision of any audit service to the Company by the Company’s independent auditor, and any two members of the Committee shall have the authority to pre-approve the provision of any non-audit service to the Company by the Company’s independent auditor. If any subcommittee shall pre-approve any audit or non-audit service by the Company’s independent auditor, the subcommittee shall report such pre-approval to the entire Committee at its next scheduled meeting.

G.    Compensation; Ongoing Independence. The board of directors shall establish any compensation for service on the Committee. To maintain the independence of the Committee, no member of the committee shall, except to the extent permitted by the rules of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market, Inc., (1) directly or indirectly accept any consulting, advisory or other compensatory fee from the Company, other than in his or her capacity as a member of the Committee, the board of directors or any other board committee of the Company or (2) be an affiliated person of the Company.

III. Responsibilities

A.    Authority over Independent Auditor. For purposes of this charter, “independent auditor” shall mean any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing audit, review or attestation services. The Committee shall have the sole authority to retain and terminate the services of the Company’s independent auditor. The independent auditor shall report directly to the Committee. The Committee shall be directly responsible for the compensation (at the Company’s expense and without further approval from the board) and oversight of the work of the Company’s independent auditor, including approval of all audit engagement fees and terms and the resolution of disagreements between management and the independent auditor regarding financial reporting.

1.      Pre-approval of All Services. The Committee shall pre-approve all audit, review and attestation engagements (including the provision of comfort letters in connection with any securities offering, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC) and all permitted non-audit services provided by the Company’s independent auditor; provided, however, that the Committee need not pre-approve any audit service or permitted non-audit service if either (a)(i) the engagement to render the service is entered into pursuant to appropriate pre-approval policies and procedures established by the Committee that are detailed as to the particular service and (ii) the Committee is informed of such service in accordance with such policies and procedures, or (b) the non-audit service meets the de minimus exception under Section 10A(i)(1)(B) of the Exchange Act and Rule 2-01(c)(7)(i)(C) of Regulation S-X. The following non-audit services may not be provided by the Company’s independent auditor and shall not be approved by the Committee:  bookkeeping or other services related to accounting records or financial statements; financial information systems design and implementation; appraisal or valuation services, fairness opinions or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions or human resources; broker-dealer, investment adviser, or investment banking services; and legal services and expert services unrelated to the audit.

2.      Evaluation of Independent Auditor. The Committee shall annually review the qualifications and performance of the independent auditor. The Committee shall at least annually obtain and review a report from the independent auditor describing (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding any independent audit carried out by the independent auditor, (c) any steps taken to address any of those issues, and (d) all relationships between the independent auditor and the Company.

3.      Evaluation of Independence. The Committee shall at least annually evaluate the independence of the Company’s independent auditor. In conducting such evaluation, the Committee shall consider (a) any statement of independence provided by the independent auditor, (b) whether the independent auditor provided any services beyond the audit and review of the Company’s financial statements and, if so, whether those services were compatible with maintaining its independence, (c) the amount of fees paid to the independent auditor for audit and non-audit services, (d) the duration of the independent auditor’s service to the Company, and (e) whether any audit partner earns or receives any compensation based on the partner’s procurement of engagements with the Company to provide any products or services other than audit, review or attestation services.

4.      Rotation of Audit Partners. The Committee shall take appropriate steps to ensure that the Company’s independent auditor shall rotate the audit partners on its audit engagement team in accordance with Section 10A(j) of the Exchange Act and Rule 2-01(c)(6) of Regulation S-X.

5.      Conflicts of Interest. The Committee shall review, and shall have authority to approve or disapprove, the hiring of any current or former employee of the Company’s independent auditor who participated in any capacity in any audit of the Company’s financial statements. The Committee shall discuss with the Company’s independent auditor its compliance with the conflicts of interest requirements of Section 10A(l) of the Exchange Act (which prohibit the auditor, in certain cases, from providing any audit service to the Company if certain officers of the Company were previously employed by the auditor).

B.     Annual Report to Stockholders; Other Disclosures. The Committee shall prepare an annual report to stockholders for inclusion in the Company’s proxy statement relating to the annual meeting of stockholders. The Committee shall review all other disclosures regarding the Committee and the performance of its duties to be included in such proxy statement or in any other document or report to be filed with the SEC, including the description of (1) any pre-approval policies and procedures adopted under Section III.A.1 and (2) any fees for non-audit services approved under the de minimus exception described in Section III.A.1.

C.     Review of Financial Disclosures. The Committee shall have the responsibility to review and discuss with management and the Company’s independent auditor the Company’s financial statements and other financial disclosures. In particular, the Committee shall, to the extent it deems necessary or appropriate:

1.      review and discuss with management and the Company’s independent auditor:

(a)           the responsibilities, budget and staffing of the Company’s accounting and financial reporting function;

(b)          the performance and qualifications of the Company’s financial personnel;

(c)           the selection, application and disclosure of any critical accounting policies or critical accounting estimates;

(d)          the use and disclosure of any off-balance sheet arrangements;

(e)           accounting considerations arising from changes in generally accepted accounting principles (“GAAP”), the Company’s operations or regulatory initiatives;

(f)             the independent auditor’s judgment about the quality, not just the acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements;

(g)           the adequacy of the Company’s disclosure controls and procedures and internal control over financial reporting, include all significant deficiencies and material weaknesses; for purposes of this charter, the term “internal control over financial reporting” shall mean a process designed by, or under the supervision of, the Company’s principal executive and principal financial officers, and effected by the Company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

(h)          any recommendations for improvement of the Company’s internal control over financial reporting, particularly controls designed to expose any related-party transactions or any payments, transactions or procedures that might be deemed illegal or improper;

(i)             any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s financial reporting; and

(j)              any significant financial or legal risk exposures and the steps management has taken to monitor and control those exposures, as well as the Company’s corporate compliance activities.

2.      discuss with management and the Company’s independent auditor the Company’s earnings press releases, including the use of any non-GAAP financial measures, as well as financial information and earnings guidance provided to investors, analysts or ratings agencies, which discussion may be limited to the types of information to be disclosed and the type of presentation to be made rather than a discussion of specific disclosures to be made in each earnings press release;

3.      review and discuss with management and the Company’s independent auditor the annual audited financial statements and quarterly financial statements, including the results of any audit or review of those financial statements, the disclosures in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

4.      review reports received from government agencies or third parties concerning legal, regulatory or other matters that might have a material effect on the financial statements or compliance policies of the Company; and

5.      review and discuss with the Company’s legal counsel any legal matters that could have a significant impact on the financial statements or compliance policies of the Company.

D.    Audit of Annual Financial Statements. In addition to the foregoing, the Committee shall, in connection with the audit of the Company’s annual financial statements:

1.      review and discuss with management and the Company’s independent auditor the scope, planning and staffing of the audit engagement, including the audit of the Company’s internal control over financial reporting;

2.      discuss with the Company’s independent auditor its significant findings and recommendations resulting from the audit, including any audit problems or difficulties, as well as management’s response, which discussion should cover (a) any restrictions on the scope of the auditor’s activities or access to information, (b) any disagreements with management, (c) any accounting adjustments proposed by the auditor and rejected by management, (d) any communications with the auditor’s national office regarding auditing or accounting issues presented by the engagement, and (e) any management or internal control letter issued or proposed to be issued by the auditor;

3.      review and discuss with management and the Company’s independent auditor the Company’s internal control over financial reporting, including the selection of the internal control framework forming the basis for management’s assessment of the Company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and the process by which the Company’s management performs its assessment, as well as the independent auditor’s attestation report regarding the Company’s internal control over financial reporting and management’s assessment thereof;

4.      before the audit report of the Company’s independent auditor is filed with the SEC, review and discuss any reports from the independent auditor regarding:

(a)           all critical accounting policies and practices to be used;

(b)          all alternative treatments within GAAP for policies and practices related to material items that have been discussed with management (as to both general accounting policies and the accounting for specific transactions), the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditor, as well as the reasons for selecting the chosen accounting treatment and whether the chosen accounting treatment complies with existing corporate accounting policies and, if not, why not;

(c)           other material written communications between management and the auditor, such as any management letter, schedule of unadjusted differences, listing of material adjustments and reclassifications not recorded, engagement letter, independence letter, management representation letter, or report on observations and recommendations regarding internal control; and

(d)          any illegal acts that may be required to be reported under Section 10A(b) of the Exchange Act;

5.      review and discuss with the Company’s independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented;

6.      (a) discuss with the Company’s independent auditor the independent auditor’s independence, (b) ensure that it receives the written disclosures and the letter from the auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, (c) actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and (d) take, or recommend that the board of directors take, appropriate action to oversee the independence of the auditor; and

7.      based on the foregoing reviews and discussions, recommend to the board of directors whether or not to include the Company’s audited financial statements in the Company’s annual report on Form 10-K for filing with the SEC.

E.     Approval of Related-Party Transactions. The Committee shall review, and shall have authority to approve or disapprove, any transaction between the Company and any (a) director or executive officer of the Company, (b) nominee for election as a director, (c) person known to the Company to own of record or beneficially more than five percent of any class of the Company’s voting securities, or (d) member of the immediate family of any such person, if the nature of such transaction is such that it would be required to be disclosed under Item 404 of Regulation S-K, Certain Relationships and Related Transactions (or any similar or successor provision).

F.     Whistleblowers—Procedures for Complaints. The Committee shall establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. These procedures shall be included in the Company’s Code of Ethics. Such procedures may include the retention of a third-party service provider that shall maintain an anonymous hotline for the submission of complaints and concerns to the Committee. The Committee shall review at least annually the Company’s policies against retaliation against any employee or other person who makes any such submission or who is otherwise entitled to the protections of Section 806 of the Sarbanes-Oxley Act of 2002.

IV. Other Matters

A.    Limitation on Audit Committee Responsibility. In adopting this charter, the board of directors acknowledges that it is not the responsibility of the Committee to prepare the Company’s financial statements, plan or conduct audits of those financial statements, or determine whether those financial statements are complete and accurate and conform to GAAP and applicable rules and regulations. These tasks are the responsibility of management and the Company’s independent auditor. It is not the role of the members of the Committee to serve as accountants or auditors, nor to duplicate or certify the activities of management and the Company’s independent auditor, nor to certify the independence of the Company’s auditor. The Committee serves in an oversight role, as set for in this charter, and provides advice, counsel and general direction, as it deems appropriate, to management and the Company’s independent auditor on the basis of the information it receives, discussions with the auditor, and the experience of the Committee’s members in business, financial and accounting matters.

B.     Access to Records; Authority to Engage Advisors. In discharging its responsibilities, the Committee shall have full access to any relevant records of the Company and the authority to retain, at the Company’s expense and without further approval from the board, independent counsel (who may be counsel to the Company), accountants and other advisors, as it determines to be necessary or appropriate to carry out its duties.

C.     Funding. The Company shall provide appropriate funding, as determined by the Committee, for payment of (1) compensation to any independent auditor, (2) compensation to any advisor employed by the Committee, and (3) ordinary administrative expenses that the Committee determines to be necessary or appropriate in carrying out its duties.

D.    Conduct of Investigations. The Committee shall have the authority to conduct or authorize investigations, at the Company’s expense and without further approval from the board, into any matter within the Committee’s scope of responsibility.

E.     Annual Performance Evaluation. The Committee shall at least annually evaluate its own performance.

*         *         *

Approved by the board of directors on April 28, 2005.

Appendix B

HITTITE MICROWAVE CORPORATION

Charter for the Compensation Committee of the Board of Directors

I. Statement of Purpose

The Compensation Committee (the “Committee”) is a standing committee of the board of directors of Hittite Microwave Corporation (together with its subsidiaries, the “Company”). The purpose of the Committee is to assist the board of directors in discharging its responsibilities relating to compensation of the Company’s directors and executive officers and related matters, to review and make recommendations to the board regarding employee compensation and benefit plans and programs, and to administer the Company’s stock incentive plans and employee stock purchase plans.

II. Organization

A.    Charter. By adoption of this charter, the board of directors has delegated to the Committee the authority necessary for the Committee to fulfill its obligations under this charter. At least annually, the Committee shall review and assess the adequacy of this charter and recommend to the board of directors any changes that would enable the Committee to fulfill its responsibilities more effectively.

B.     Members. The Committee shall consist of at least two members of the board of directors. The members of the Committee shall be appointed by, and serve at the discretion of, the board of directors. In selecting the members of the Committee, the board shall endeavor to ensure that each member of the Committee satisfies:

(1)   the independence requirements of Nasdaq Marketplace Rule 4200(a)(15), as amended from time to time;

(2)   the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (“Section 162(m)”);

(3)   the requirements of a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”); and

(4)   any other applicable rules and regulations.

C.     Chairperson. The board of directors shall appoint a chairperson of the Committee, who shall serve at the discretion of the board. The chairperson shall establish the agenda for and preside at all meetings of the Committee and shall have such other powers and responsibilities as the board or the Committee shall designate.

Meetings; Minutes.   Each year, the Committee shall establish a schedule of meetings; additional meetings may be scheduled as required. The Committee shall meet periodically in executive session, as it deems appropriate. The Company’s chief executive officer may not be present during voting or deliberations of the Committee related to his or her compensation. The procedures with respect to calling, noticing and holding meetings of the Committee and conducting business of the Committee shall be the same as those provided in the by-laws of the Company with respect to calling, noticing and holding meetings of and taking action by the board of directors.

The Committee shall maintain written minutes of its meetings. The minutes shall be distributed periodically to the other members of the board of directors and shall be filed with the minutes of the meetings of the board of directors.

D.    Reports. The Committee shall make regular reports to the board of directors regarding the activities of the Committee. Such reports may be made either orally or in writing.

B-1

III. Responsibilities

The Committee shall:

•       Administer the Company’s stock option plans and employee stock purchase plans, including the grant of stock options to eligible employees.

•       Recommend to the board of directors the compensation of the executive officers of the Company, including salary, bonus, perquisites, deferred compensation and other forms of compensation, giving due consideration to the deductibility of such compensation under Section 162(m).

•       Prepare the report of the Committee required by the rules of the SEC to be included in the Company’s proxy statement relating to the annual meeting of stockholders, and review all other disclosures regarding the Committee and the performance of its duties to be included in such proxy statement or in any other document or report to be filed with the SEC.

•       Recommend to the Bard of Directors any performance-based awards to be granted to any executive officer or other employee of the Company, including the establishment of performance goals and certification that the performance goals and any other material terms of the award have been satisfied.

•       Recommend to the board of directors the terms and conditions of any employment agreement with any executive officer of the Company.

•       Recommend to the board of directors arrangements with executive officers of the Company regarding severance or change of control payments.

•       Recommend to the board of directors, and review periodically, the compensation of the directors of the Company, including compensation for serving as a member or chairperson of any committee of the board or for attending any meeting.

•       Recommend to the board of directors, and review periodically, the composition of the Company’s short-term and long-term plans and programs for employee compensation, including plans and programs for bonuses, retirement and severance.

•       Review any stockholder proposals related to compensation matters and make recommendations to the board of directors regarding those proposals.

•       Carry out such other duties as the board of directors may delegate to the Committee from time to time.

*     *     *

Approved by the board of directors on April 28, 2005.

B-2

Appendix C

HITTITE MICROWAVE CORPORATION

Charter for the Nominating Committee
of the Board of Directors

I. Statement of Purpose

The Nominating Committee (the “Committee”) is a standing committee of the board of directors of Hittite Microwave Corporation (together with its subsidiaries, the “Company”). The purpose of the Committee is to identify individuals qualified to become members of the board and to recommend to the Board of Directors nominees for election as directors.

II. Organization

A.    Charter. By adoption of this charter, the board of directors has delegated to the Committee the authority necessary for the Committee to fulfill its obligations under this charter. At least annually, the Committee shall review and assess the adequacy of this charter and recommend to the board of directors any changes that would enable the Committee to fulfill its responsibilities more effectively.

B.     Members. The Committee shall consist of at least two members of the board of directors. The members of the Committee shall be appointed by, and serve at the discretion of, the board of directors. In selecting the members of the Committee, the board shall endeavor to ensure that each member of the Committee satisfies the independence requirements of Nasdaq Marketplace Rule 4200(a)(15), as amended from time to time, and any other applicable rules and regulations.

C.     Chairperson. The board of directors shall appoint a chairperson of the Committee, who shall serve at the discretion of the board. The chairperson shall establish the agenda for and preside at all meetings of the Committee and shall have such other powers and responsibilities as the board or the Committee shall designate.

D.    Meetings; Minutes. Each year, the Committee shall establish a schedule of meetings; additional meetings may be scheduled as required. The Committee shall meet periodically in executive session, as it deems appropriate.

E.     The procedures with respect to calling, noticing and holding meetings of the Committee and conducting business of the Committee shall be the same as those provided in the by-laws of the Company with respect to calling, noticing and holding meetings of and taking action by the board of directors. The Committee shall maintain written minutes of its meetings. The minutes shall be distributed periodically to the other members of the board of directors and shall be filed with the minutes of the meetings of the board of directors.

F.     Reports. The Committee shall make regular reports to the board of directors regarding the activities of the Committee. Such reports may be made either orally or in writing.

III. Responsibilities

A.    Establishment of Selection Criteria. The Committee shall establish and periodically review the criteria it shall use to evaluate the qualifications of candidates, including any minimum qualifications. The Committee shall consider the requirements of applicable law, the listing standards of the Nasdaq Stock Market, Inc., strength of character, judgment, business experience and specific areas of expertise, familiarity with the Company’s industry, factors relating to the composition of the board (including its size and structure), principles of diversity, and such other factors as the Committee shall deem appropriate.

C-1

B.     Director Recruitment. The Committee shall (in consultation with the Board of Directors) search for, evaluate and recruit, and shall recommend to the Board of Directors, candidates to fill positions on the Board of Directors, including as a result of the retirement, resignation or removal of any director, an increase in the size of the board of directors or otherwise. In determining whether to recommend the re-election of any incumbent director, the Committee shall consider the past contributions and overall performance of the director. The Committee shall establish appropriate procedures for stockholders to submit recommendations for candidates to serve as a director. The Committee shall also review and evaluate any candidate properly recommended by a stockholder of the Company in light of the Committee’s criteria for selection of new directors.

C.     Assessment of Independence. The Committee shall at least annually, or more frequently as circumstances require, assess the independence of each member of the board of directors.

D.    Other Delegated Responsibilities. The Committee shall carry out such other duties as the board of directors may delegate to the Committee from time to time.

*     *     *

Approved by the board of directors on April 28, 2005.

C-2

ANNUAL MEETING OF STOCKHOLDERS OF

HITTITE MICROWAVE CORPORATION

May 17, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

 Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal 1. Election of Directors -The following Directors have been nominated for re-election for a one-year term.				Proposal 2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Hittite Microwave	FOR ☐	AGAINST ☐	ABSTAIN ☐
		NOMINEES:		Corporation for 2006.
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	Yalcin Ayasli, Sc.D. Stephen G. Daly Bruce R. Evans Rick D. Hess Cosmo S. Trapani Franklin Weigold

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:		Signature of Stockholder		Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

HITTITE MICROWAVE CORPORATION

20 Alpha Road

Chelmsford, Massachusetts 01824

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen G. Daly and William W. Boecke as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Hittite Microwave Corporation held of record by the undersigned on April 13, 2006, at the Annual Meeting of Stockholders to be held at the office of Foley Hoag LLP at Seaport World Trade Center West, 155 Seaport Boulevard, Boston, MA 02210, on May 17, 2006, at 10:00 a.m. local time, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)